EXHIBIT 99.1

FOR IMMEDIATE RELEASE   Contacts:   Investors:        Media:
                                    ----------        ------
                                    Andrew Brown      Robin Schoen
December 19, 2002                   646/414-1151      215/504-2122

   MEDIX RESOURCES EXECUTES DEFINITIVE AGREEMENT TO ACQUIRE POCKETSCRIPT, LLC

New York, NY -- Medix Resources,  Inc. [AMEX: MXR] and  PocketScript,  LLC today jointly  announced  that they have executed the  definitive  agreement for Medix
Resources'  acquisition  of  PocketScript,  LLC. This  acquisition is subject to certain conditions of closing, including approval of Medix's shareholders. Medix
Resources provides Internet-based  healthcare  communication,  data integration,
and  transaction   processing  software  through  its  Cymedix(R)product   line.
PocketScript  develops software  applications for wireless,  handheld devices to improve physician efficiency and workflow.

"We are all extremely excited by the opportunity to join our two companies.  The combination of our technologies,  personnel and  relationships  should make us a formidable  company.  The  applications of our  technologies in healthcare,  and beyond,  have only begun to take hold. We expect that over the coming months and years, our opportunity for growth will be very impressive," stated Darryl Cohen,
CEO & President of Medix.

At closing,  Medix will issue 12 million shares of common stock to PocketScript, subject to a downward  adjustment if a certain closing value is not realized and for any liabilities  paid or assumed by Medix. In addition,  Medix will issue up to $4 million in  additional  common stock if certain  business  milestones  are satisfied  within a  six-month  to  one-year  period  after the  closing  of the acquisition.  The sale of any stock  issued  by Medix  would be  restricted  for periods from 3 to 24 months after closing.

             ------------------------------------------------------

Medix  Resources,  Inc.,  through  its  wholly  owned  subsidiary  Cymedix  Lynx
Corporation,  is the  developer  and  provider of the  Cymedix(R)suite  of fully secure,  Internet-based  transaction  software products.  The Cymedix(R)suite of products enable communication of high value-added  healthcare  information among physician  offices,  hospitals,  health  management  organizations,  and  health insurance  companies.  Additional  information  about Medix  Resources,  and its products and services, can be found at its Web sites: www.medixresources.com and
www.cymedix.com.

PocketScript,  LLC develops software applications for wireless, handheld devices
to  improve   physician   efficiency   and  workflow.   Its  flagship   product,
PocketScript,   enables   physicians  to   electronically   write  and  transmit
prescriptions;  receive  formulary  and  drug  interaction  information;  access education  and  compliance  services;  and connect  wirelessly  to the Internet.
PocketScript  is the  first  vendor  to  enter  into a  definitive  connectivity agreement with RxHub

Information  in this press  release  contains  forward-looking  statements  that involve risks and uncertainties  that could adversely affect Medix in the future to a material degree. Such risks and uncertainties include,  without limitation, the ability of Medix to raise capital to finance the development of its Internet services and related software,  the effectiveness and the marketability of those services, the ability of the Company to protect its proprietary information, and the establishment of an efficient  corporate  operating structure as the Company grows, the ability of the parties to consummate the PocketScript transaction and the ability of the managements of Medix Resources and PocketScript to manage the combined  company.  Several  of these and  other  risks  and  uncertainties  are presented in detail in the Company's Form 10-K/A for 2001,  which was filed with the  Securities  and Exchange  Commission on May 24, 2002 and the Company's 10-Q
for the third Quarter of 2002,  which was filed with the Securities and Exchange
Commission on November 14, 2002.  This  information is available from the SEC or the Company.